Exhibit 99.(g)(1)

INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (this “Agreement”) dated June 11, 2014 is between Little Harbor Advisors, LLC (the “Investment Manager”), and Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”) that is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). In consideration of the promises and mutual covenants contained herein, the Fund and the Investment Manager agree as follows:

1.

Appointment; Description of Investment Management Services.

(a)

The Fund hereby appoints and authorizes the Investment Manager to render investment management services to the Fund and to manage all assets of the Fund (collectively, the “Managed Assets”) held in an account on the records of the Fund’s custodian (the “Account”), and the Investment Manager hereby accepts such appointment subject to the terms of this Agreement.

(b)

The Investment Manager shall regularly provide the Fund with respect to the Managed Assets with investment research, advice, management and supervision, and the Investment Manager shall furnish to the Fund a continuous investment program for the Managed Assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s registration statement on Form N-2 filed with the Securities and Exchange Commission’s Electronic Data-Gathering, Analysis, and Retrieval (EDGAR) system, as amended from time to time (the “Registration Statement”). Subject to the supervision of the Fund’s Trustees, the Fund’s Certificate of Trust, its Agreement and Declaration of Trust and its By-Laws, each as amended from time to time, applicable law and regulation, as well as the investment guidelines as described in the Registration Statement, and any other letters of instruction as provided to the Investment Manager by the Fund from time to time (collectively, the “Investment Guidelines”), the Fund grants to the Investment Manager full discretion as to all investment decisions regarding, and thus, the Investment Manager is responsible for the management of, the Managed Assets, including full power and authority to (i) buy, sell, transfer and hold for investment, or otherwise deal in, cash and Financial Instruments (as such term is defined in Appendix A) for the Fund, and (ii) exercise, in the Investment Manager’s discretion, all rights, powers, privileges and other incidents of ownership with respect to Financial Instruments in the Account.

2.

Special Provisions Applicable to the Services Provided. With respect to the services provided by the Investment Manager pursuant to Section 1 of this Agreement:

(a)

The Investment Manager may not transfer any Managed Asset into an account at any custodian, other than the Account, without the Fund’s written authorization;

(b)

The Fund shall be responsible for all expenses relating to trading the Managed Assets, including brokerage commissions, custodial fees, service fees, legal fees and expenses attempting to protect or enhance the value of the Financial Instruments in the Account and any amounts due on Account-related loans and debit balances. Notwithstanding the foregoing, (i) the Investment Manager, at its expense, shall (A) establish, monitor and oversee the Fund’s investment objectives, risk profile and compliance with the Investment Guidelines

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and (B) supply the Trustees and officers of the Fund with all information and reports reasonably required by them relating to the services provided by the Investment Manager hereunder, and (ii) no Trustee, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such Trustee, officer or employee while he or she is at the same time a director, officer, or employee of the Investment Manager or any affiliate of the Investment Manager, except as the Trustees of the Fund may decide;

(c)

Notwithstanding anything in this Agreement to the contrary, the Investment Manager shall not have any authority to take or have possession of any asset in the Account or to direct delivery of any Fund asset or payment of any funds held in the Account to itself, or to direct any disposition of any Fund asset or funds, except (i) to the Fund, (ii) for counter-value, or (iii) as provided in Section 2(b) of this Agreement;

(d)

The Fund appoints the Investment Manager as the Fund’s agent and attorney-in-fact with full power and authority to (i) buy, sell and otherwise deal in Financial Instruments and contracts relating to the same for the Account, (ii) unless specifically directed in writing by the Fund, exercise all voting rights and take all corporate actions with respect to every Financial Instrument in the Account, and (iii) do and perform every act necessary and proper to be done in the exercise of the powers granted to it pursuant to this Agreement as fully as the Fund might or could do if personally present;

(e)

The Fund acknowledges that, notwithstanding anything in this Agreement to the contrary: (i) the Investment Manager is not making, and has not made, any express or implied guarantee that it will achieve any investment objective, including the investment objective described in the Registration Statement and (ii) the Fund understands the risks of the Investment Manager’s investment strategy with respect to the Managed Assets, including the risk that the Managed Assets could suffer substantial diminution or total loss in value, and it has the financial resources to accept that risk;

(f)

Except as may otherwise be agreed to by the parties, the value of each Financial Instrument or currency in the Account will be equal to its then-current market value or determined as otherwise provided in accordance with procedures adopted from time to time by the Trustees of the Fund, and the value of the Managed Assets will be the “current net asset value” of the Managed Assets, taken as a whole;

(g)

The Fund shall promptly notify the Investment Manager in writing if at any time: (i) there has been a change in the Fund’s circumstances, financial or otherwise, that may cause the Fund to breach any agreement to which it is a party, violate any applicable law or regulation, or materially affect or alter the Fund’s investment objective with respect to the Managed Assets or the Account; (ii) the Fund considers any investment advice provided or investment selected by the Investment Manager that relates to the Managed Assets to violate the Investment Guidelines; and (iii) the Fund considers the Investment Manager’s proxy voting policies to violate any law, rule, regulation or proxy voting guidelines applicable to the Fund, the Managed Assets or the Account;

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(h)

The Fund shall promptly furnish, or cause the Fund’s custodian to furnish, to the Investment Manager all data and other information the Investment Manager may reasonably request in the performance of its duties and obligations hereunder;

(i)

The Fund acknowledges that before or at the time that the Fund executed this Agreement, it received a copy of the Investment Manager’s Form ADV, Part 2A and Part 2B, if required;

(j)

The Investment Manager may rely on the services of other persons, including brokers, dealers, foreign currency dealers, and futures commission merchants, and the Investment Manager is responsible only for the reasonable selection of such other persons; provided, that notwithstanding the foregoing, the Investment Manager may, on the Fund’s behalf, pay a commission to any broker or dealer that also provides “brokerage” and “research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended(the “Exchange Act”)) to the Fund and/or the other accounts over which the Investment Manager or its affiliates exercise investment discretion, in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer;

(k)

The Investment Manager may delegate to one or more investment sub-advisers some or all of the management of discreet portions of the Fund’s portfolio, subject to the supervision of the Investment Manager and the Fund’s Trustees; provided that the Investment Manager (i) is responsible only for the reasonable selection of such investment sub-advisers, (ii) may not engage any investment sub-adviser without the prior approval of the Fund; and (iii) notwithstanding any term in this Agreement to the contrary, (A) shall be responsible for any amount due and payable to a sub-advisor selected in whole or in part by the Investment Manager pursuant to the authority granted in the immediately preceding sentence, and (B) may in its sole discretion give direction to any such investment sub-adviser to enter into specific transactions, notwithstanding a delegation of full discretionary authority to the investment sub-adviser;

(l)

The Investment Manager may manage the assets of other persons, including other collective investment funds, with different objectives, and thus, the Investment Manager may acquire or dispose of an instrument for such other clients persons doing the opposite for the Fund, or allocate investment opportunities to such other persons while not allocating such opportunities to the Fund;

(m)

The Fund hereby authorizes any entity or person associated with the Investment Manager that is a member of a national securities exchange to effect any transaction on the exchange for the Account that is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Investment Manager will not deal with itself, or with any of the Trustees of the Fund or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the Fund, and it will not purchase any securities from an underwriting or selling group in which the Investment Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by

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the Investment Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Fund’s Certificate of Trust, Agreement and Declaration of Trust, By-Laws and Registration Statement relative to the Investment Manager and its directors, members and officers; and

(n)

The Fund shall be responsible for the accuracy and completeness of any information that the Fund, the Fund’s custodian or any agent of the Fund or its custodian provides to the Investment Manager in connection with this Agreement or the performance by the Investment Manager of its duties and obligations hereunder, and the Investment Manager shall have no duty to verify the accuracy of any such information.

3.

Representations and Warranties.

(a)

The Investment Manager represents and warrants to the Fund that:

(i)

It is registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), is registered or not required to be registered as a “commodity pool operator” under the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), is registered or not required to be registered as a “commodity trading adviser” under the Commodity Exchange Act, and is a member or not required to be a member of the National Futures Association;

(ii)

It has the authority, and has received all necessary consents, authorizations and other permissions necessary to enter into this Agreement and perform the services described in Section 1 of this Agreement as contemplated herein;

(iii)

The information in its Form ADV on file with the Investment Adviser Registration Depository is true, correct and complete and not misleading; and

(iv)

The information in the Registration Statement describing the Investment Manager, its investment strategies, principals and employees that has been reviewed and approved by the Investment Manager is true, correct and complete and not misleading.

For so long as the Investment Manager is performing such services as described in Section 1 of this Agreement, the Investment Manager shall notify the Fund immediately if at any time any of such representations and warranties in this Section 3(a) is no longer true and correct or, with the passing of time, no longer would be true or correct, in any material respect.

(b)

The Fund represents and warrants to the Investment Manager that:

(i)

The Fund is registered under the 1940 Act as a management investment company pursuant to the Registration Statement; each shareholder of the Fund who may be a “client” of the Investment Manager for purposes of Section 205 of the Advisers Act and Rule 205-3 thereunder is a “qualified client,” as such term is defined Rule 205-3(d)(1) under the Advisers Act; and the Fund has elected to be, and is,

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taxed as a “regulated investment company” in accordance with subchapter M of the Internal Revenue Code of 1986, as amended;

(ii)

The information in the Registration Statement (other than information concerning the Investment Manager, its investment strategies, principals and employees that has been reviewed and approved by the Investment Manager) is true, correct and complete and not misleading;

(iii)

The Fund has the authority, and has received all necessary consents, authorizations and other permissions necessary to enter into this Agreement and authorize the Investment Manager to perform the services described in Section 1 of this Agreement as contemplated herein;

(iv)

The Fund’s execution of this Agreement and performance of its obligations hereunder do not conflict with or violate any provisions of the governing documents of the Fund or any obligations by which the Fund is bound, whether arising by contract, operation of law, or otherwise;

(v)

All investment restrictions and limitations applicable to the management of the Managed Assets and the Account are included in the Investment Guidelines;

(vi)

The Fund is the sole owner of the Managed Assets and the Account, and it holds them free and clear of any liens and other restrictions; and

(vii)

No person other than the Trustees of the Fund acting collectively, has any authority to acquire or dispose of any asset in the Account.

For so long as the Investment Manager is performing such services as described in Section 1 of this Agreement, the Fund shall notify the Investment Manager immediately if at any time any of such representations and warranties in this Section 3(b) is no longer true and correct or, with the passing of time, no longer would be true or correct, in any material respect.

4.

Fees. The Fund shall pay to the Investment Manager such fees and expenses and on such terms as described in the Fee Schedule attached hereto in Appendix B.

5.

 Liability. The Investment Manager assumes no responsibility under this Agreement other than to render the services called for hereunder, in good faith, and the Investment Manager shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for the Fund, provided that nothing in this Agreement shall protect the Investment Manager against any liability to the Fund to which the Investment Manager would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term “Investment Manager” shall include any affiliates of the Investment

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Manager performing services for the Fund contemplated hereby and the partners, shareholders, directors, officers and employees of the Investment Manager and such affiliates.

6.

Amendment/Assignment. This Agreement, including any Appendices referenced herein, may not be amended, except as agreed in writing by the parties hereto. The Fund may not assign this Agreement, except upon 45 days’ prior written notice to the Investment Manager. The Investment Manager may not assign this Agreement without the prior consent of the Fund. For the purposes of the immediately preceding sentence, “assign” shall have the same meaning as given in Section 2(a)(4) of the 1940 Act.

7.

Term and Termination.

(a)

This Agreement will become effective on the date the Fund commences investment operations and shall continue until it is terminated.

(b)

Notwithstanding any other term of this Agreement, this Agreement shall terminate without notice to the Investment Manager 2 years after the inception date, or at each anniversary date thereafter, unless renewal is approved by the Trustees or the shareholders of the Fund in accordance with the 1940 Act.

(c)

This Agreement may be terminated by either party at any time, without the payment of any penalty, on 60 days' written notice to the other party. Any termination notice sent by the Fund to the Investment Manager pursuant to this Section 7(c) shall (i) specify such person or persons who will manage the Managed Assets upon termination of this Agreement and (ii) acknowledge that the Investment Manager no longer has any fiduciary duty to manage the Managed Assets or the Account after the termination date.

(d)

Notwithstanding any termination of this Agreement, the Investment Manager shall be entitled to any and all compensation due to the Investment Manager as provided in this Agreement until such time as the Investment Manager no longer is providing any services under Section 1 of this Agreement and no longer owes any fiduciary duty to the Fund, the Managed Assets or the Account.

(e)

Notwithstanding any termination of this Agreement pursuant to this Section 7, the following sections of their Agreement shall survive: Sections 5, 6, 7(d) and 9.

8.

Notices and Other Communications. Any notice required by this Agreement shall be in writing and sent by electronic mail or other form of electronic communication. Any such notice shall be sent to the person at the address below or as otherwise provided by the intended recipient. Each party acknowledges that the other party cannot guarantee the integrity, confidentiality or security of any information sent to it by electronic mail or other form of electronic communication, notwithstanding any reasonable precautions taken by the other party or any person acting on its behalf or at its direction.

9.

Recordkeeping. The Investment Manager shall keep records relating to its services hereunder in accordance with all applicable laws, and in compliance with the requirements of Section 31(a) of, and Rule 31a-3 under the 1940 Act.  Any records that the

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Investment Manager maintains for the Fund pursuant to this Section 9 are the property of the Fund, and the Investment Manager shall surrender promptly to the Fund any of such records upon the Fund’s written request. The Investment Manager shall arrange for the preservation of the records required to be maintained by Section 31(a) of, and Rule 31a-1 under, the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act.

10.

Other Activities. Nothing in this Agreement shall limit or restrict the right of any manager, officer, or employee of the Investment Manager, even if he or she also is a Trustee, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, or to limit or restrict the right of the Investment Manager to engage in any other business or to render services of any kind, including investment advisory and management services, to any other fund, firm, individual or association.

11.

No Third-Party Beneficiary. Neither party hereto intends for this Agreement to benefit any person not expressly identified as a third-party beneficiary in this Agreement.

12.

Binding Effect. This Agreement shall bind and inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

13.

Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.

14.

Headings for Reference Only. Headings preceding the text and sections of this Agreement have been inserted solely for convenience of reference and shall not be construed to affect its meaning, construction, or effect.

15.

Entire Agreement. This Agreement, including the Appendices, is the entire agreement and supersedes all prior negotiations, correspondence, agreements, and understandings between the parties relating to the subject matter hereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date herein set forth above.

LITTLE HARBOR ADVISORS, LLC

By:

__________________________

[Name]

[Title]

Address:

America’s Cup Building

30 Doaks Lane
Marblehead, Massachusetts 01945
[NAME]@littleharboradvisors.com

LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

By:

__________________________

[Name]

[Title]

Address:

c/o Little Harbor Advisors, LLC

America’s Cup Building
30 Doaks Lane
Marblehead, Massachusetts 01945
[NAME]@littleharboradvisors.com

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APPENDIX A

Certain Definitions

“Financial Instruments” means any asset of any kind whatsoever other than cash, and shall include: (a) all instruments held in or credited to the Account, (b) all financial assets and all security entitlements with respect to all financial assets from time to time credited to the securities accounts comprising the Account, and all financial assets, and all dividends, distributions, return of capital, interest, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets held in or credited to the Account, (c) all other investment property (including all (i) securities, whether certificated or uncertificated, (ii) security entitlements, (iii) securities accounts (iv) swap agreements, options and futures, and (v) foreign currency), the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property held in or credited to the Account, and (d) all proceeds of, collateral for, income, and supporting obligations relating to, any and all of the foregoing held in or credited to the Account.

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APPENDIX B

Fees Schedule

Pursuant to Section 4 of this Agreement, the Fund pays the Investment Manager a Management Fee and, subject to certain conditions described below, an Incentive Fee.

Management Fee

The Management Fee is computed and payable monthly, in arrears, at an annual rate of 2 percent of the Fund’s “Net Assets,” as determined in accordance with the Registration Statement .

Unless otherwise agreed by the parties, payment of the Management Fee for any month is due by the 15th day of the following month.

Incentive Fee

The Incentive Fee is computed and calculated quarterly in arrears, at an annual rate of 20 percent of the Fund’s “Pre-Incentive Fee Net Profits.” The Fund’s “Pre-Incentive Fee Net Profits (or Losses)” for a specific quarter means an amount equal to (a) the sum of the interest income, dividend income and any other income accrued by the Fund during the quarter and all realized and unrealized gains during such quarter , minus (b) the Fund’s accrued operating expenses for the quarter (including the Management Fee), other than the Incentive Fee due for that quarter and all realized and unrealized losses during such quarter.

Notwithstanding the foregoing, (a) no Incentive Fee will be payable for any fiscal quarter unless all Pre-Incentive Fee Net Losses from prior quarters has been recovered in full by the Fund, (b) Pre-Incentive Fee Net Losses, if any, to be recovered before payment of any Incentive Fees will be reduced proportionately in the event of withdrawals by Shareholders, and (c) the Manager is under no obligation to repay any Incentive Fee previously paid by the Fund.

Unless otherwise agreed by the parties, payment of the Incentive Fee for any fiscal quarter is due within 21 days of the last day of the fiscal quarter.

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